Exhibit 10.4

Execution Version

JOINDER AND FIRST AMENDMENT TO
ASSET MANAGEMENT AGREEMENT

This JOINDER AND FIRST AMENDMENT TO ASSET MANAGEMENT AGREEMENT, dated as of March 23, 2026 (this “Amendment”), is made by and among Enlivex Ltd., a company organized under the laws of the State of Israel (formerly Enlivex Therapeutics Ltd., the “Company” or the “Client”), Elinnovation Labs Ltd., a company organized under the laws of the State of Israel (the “Asset Manager”), and Lind Global Asset Management XIV LLC, a Delaware limited liability company (the “Investor”).

Recitals

Whereas, the Company and the Investor have entered into, or intend to enter into, that certain Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which the Company shall issue and sell, and the Investor shall purchase, the Note (as defined in the Securities Purchase Agreement);

Whereas, in connection with the Securities Purchase Agreement, the Company and the Investor intend to enter into that certain Security Agreement, dated as of the date hereof (the “Security Agreement”), pursuant to which the Company shall grant the Investor a first priority security interest in the Collateral (as defined in the Security Agreement);

Whereas, the Company and the Asset Manager are parties to that certain Asset Management Agreement, dated as of November 20, 2025 (the “Existing Agreement” and as amended by this Amendment, the “Amended Agreement”), pursuant to which the Asset Manager provides certain asset management services with respect to the Account (as defined in the Amended Agreement) and the Account Assets (as defined in the Amended Agreement);

Whereas, the Collateral is included in the Account and the Account Assets in accordance with Annex A attached hereto;

Whereas, it is a condition precedent under the Securities Purchase Agreement that the Company, the Asset Manager and the Investor enter into this Amendment in order to give the Investor “control” (as contemplated by Section 9-104 (a)(2) of the Uniform Commercial Code) over the Collateral; and

Whereas, the amendments effected pursuant to this Amendment shall be effective only during the period commencing on the Amendment Effective Date and ending on the date on which the Company shall have repaid in full or otherwise satisfied the Outstanding Principal Amount, plus any accrued and unpaid Default Interest thereon (as each such term is defined in the Note), under the Note.

Now, Therefore, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals. The Company, the Asset Manager and the Investor hereby agree that all of the recitals in this Amendment are hereby incorporated into and made a part hereof.

2. Capitalized Terms. Except as otherwise defined in this Amendment, each capitalized term used herein shall have the same meaning as specified in the Amended Agreement, and such definitions shall be incorporated herein by reference, as if fully set forth herein.

3. Joinder. Subject to the conditions set forth herein and in reliance upon the representations and warranties set forth herein, the parties hereto hereby agree that, on the Amendment Effective Date, the Investor hereby joins in and is and shall be deemed to be a Party under the Amended Agreement.

4. Amendments to Existing Agreement. On the Amendment Effective Date:

(a) Each reference to a Party or the Parties under the Existing Agreement shall be amended to include the Investor as a Party.

(b) The first paragraph of Section 2 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“2. Account Assets. The “Account Assets” shall consist of (a) certain cash net proceeds of the offering of the Client’s securities in accordance with that certain Securities Purchase Agreement, dated on or around November 24, 2025, between the Client and each purchaser identified on the signature pages thereto (“Initial Raise”), (b) any additional cash proceeds the Client receives in connection with capital raises subsequent to the Initial Raise, and (c) any additional assets placed in the Account by the Client (collectively, the “Available Capital”), in each case which the Client determines, in its sole discretion, to place into the Account together with all investments thereof, proceeds of, income on, including any airdrops, forks, staking rewards or any other assets or rewards related to the Account Assets from time to time, and additions or accretions to the same, including all assets which are or were in the Account but which are staked from time to time in accordance with this Agreement. The Client shall notify the Asset Manager (with a copy to the Investor) of its intention to contribute Available Capital to the Account to be designated and maintained as Account Assets held in the Account no fewer than three (3) business days in advance of such contribution. Liquidation of Account Assets may be required for any withdrawal by the Client or the Investor during the term of this Agreement and notice shall be given as soon as possible and, in any event, at least five (5) business days in advance of any such withdrawal by the Client or Investor, as applicable. The Asset Manager shall provide the Client and the Investor with written notice of any material change to the management of the Account or the Account Assets at least ten (10) business days in advance. The Asset Manager shall at all times act in the best interests of the Client and the Investor, as applicable, and in accordance with (i) with respect to the portions of the Account and the Account Assets that do not constitute Collateral, the Client’s written investment policies and risk parameters communicated by the Client to the Asset Manager and (ii) with respect to the portions of the Account and the Account Assets that do constitute Collateral, the Investor’s directions.”

(c) Section 3 of the Existing Agreement is hereby amended by adding a new Section 3(d) immediately following Section 3(c) to read as follows:

“(d) Investor Instructions. Notwithstanding the foregoing or anything herein to the contrary (including but not limited to the power of attorney granted to the Asset Manager hereunder), the Asset Manager and the Company hereby acknowledge and agree that neither the Asset Manager nor the Company shall take any action, including any action contemplated by this Section 3, with respect to any portion of the Account or any Account Assets that constitute Collateral without the prior written consent of the Investor (such consent not to be unreasonably withheld, conditioned or delayed); provided, that, unless an Event of Default (as defined in the Note) has occurred and is continuing and the Investor shall have delivered a Notice of Default, the Investor’s consent shall not be required by the Asset Manager to execute the Crypto Strategy in accordance with the Investment Guidelines as provided in Section 3(a). As used herein, (i) “Collateral” has the meaning ascribed to such term in that certain Security Agreement, dated as of March 20, 2026, by and between the Company and the Investor, including the portions of the Account and the Account assets identified as “Collateral” on Schedule A hereto, (ii) “Investor-Only Collateral” means the portions of the Account and the Account Assets identified as “Investor-Only Collateral” on Schedule A hereto, which Account shall be controlled solely by the Client and the Investor, and (iii) “Joint Collateral” means the portions of the Account and the Account Assets identified as “Joint Collateral” on Schedule A hereto. Following the occurrence and during the continuation of an Event of Default (as defined in the Note), the Investor shall be permitted to deliver written notice to the Asset Manager (with a contemporaneous copy to the Company) thereof, containing in reasonable detail a description of such Event of Default (such notice, a “Notice of Default”). After the Asset Manager receives a Notice of Default, the Investor shall be entitled to deliver (without the need of any consent from the Company), and the Asset Manager shall comply with, to the extent that the value (as determined in accordance with Section 10 hereof) of the Investor-Only Collateral is less than $75,000,000, instructions to the Asset Manager directing the transfer of a portion of the Joint Collateral to the portions of the Account constituting Investor-Only Collateral in an amount sufficient to increase the value (as determined in accordance with Section 10 hereof) of the Investor-Only Collateral to an amount up to $100,000,000. Notwithstanding anything to the contrary contained herein, if an Event of Default as set forth in Section 2.1(a) of the Note (a “Payment Event of Default”) shall have occurred, then following the Investor’s delivery to the Company of a Notice of Default in respect of such Payment Event of Default, the Investor shall be entitled, without any authorization from the Company (or, for the elimination of doubt, the Asset Manager), to dispose of, or otherwise direct the disposition of, the Investor-Only Collateral to the extent necessary to remedy the Payment Event of Default (and, to the extent necessary, the Company shall cooperate with the Investor in disposing or causing the disposition of such Investor-Only Collateral). If a Payment Event of Default shall have occurred, and the Investor delivers a Notice of Default to the Company in respect thereof, then the Company shall not challenge, nor shall the Company have the right to challenge or otherwise dispute, the existence of such Event of Default or otherwise inhibit, prevent or delay any disposition of Investor-Only Collateral in accordance with the immediately preceding sentence.”

(d) Section 4(a) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Assets held by Custodian. All Account Assets shall be held in cryptocurrency wallets (in each case comprising a part of the Account) established and controlled by the Client (or, with respect to the portion of the Account and Account Assets that constitute Collateral, established by the Client and controlled by the Investor to the extent provided herein), to which the Asset Manager shall have Restricted Access. “Restricted Access” means access limited to view-only or multi-signature permissions that do not permit the Asset Manager to unilaterally transfer, withdraw, or otherwise dispose of assets. Under Restricted Access, the Asset Manager may not initiate, approve, or effect any transaction, disposition, or transfer of any Account Assets without the prior written approval of (i) with respect to the portions of the Account and Account Assets that do not constitute Collateral, the VP of Treasury or (ii) with respect to the portions of the Account and the Account Assets that constitute Collateral, the Investor (such approval not to be unreasonably withheld, conditioned or delayed, absent an Event of Default (as defined in the Note) that shall have occurred and is continuing). All such approvals must be transaction-specific, time-limited, and documented in writing or via a secure electronic authorization process designated by the Client or Investor, as applicable. Title to the Account and all Account Assets shall be held in the name of the Client; provided, that for convenience in buying, selling and exchanging assets, title to such assets may be held in the name of the Custodian, or its nominee, or the street name of the Client’s Custodian, subject always to the Client’s or the Investor’s, as applicable, beneficial ownership and control. The Asset Manager does not have any authority to, and shall not take any actions which would cause the Asset Manager to, take or have possession or “custody” (or be deemed to have “custody”) within the meaning of Rule 206(4)-2 promulgated under the Advisers Act, of any cash, securities, items of value or rights existing in a digital format that can be owned, traded, or managed using digital technology, including, but not limited to cryptographic tokens, non-fungible tokens (NFTs), and liquidity provider (LP) tokens), or any other assets of the Client. Neither the Asset Manager nor any of its affiliates shall take physical custody, possession, or have any authority to take physical custody or possession of, or handle any cash, mortgages or deeds of trust, or other indicia of ownership of any of the Account Assets. Notwithstanding any transactions authorized by this Agreement and executed by the Asset Manager pursuant to authority granted herein, all Account Assets shall be custodied by the Custodian. The Asset Manager shall under no circumstances act as custodian for the Account or take, have title, possession, or any authority to take physical custody or possession of the Account Assets. Instructions by the Asset Manager to the Custodian or the Investor, as applicable, with respect to the Account Assets shall be made electronically (e.g., through an API feed), in writing, or by other documented and commercially reasonable means agreeable to the parties. The (i) Custodian of any Account Assets that do not constitute Collateral may be replaced at any time upon written notice by the Client to the Asset Manager and (ii) Custodian of any Account Assets that constitute Collateral may be replaced at any time upon joint written notice by the Client and the Investor (or, following the occurrence and during the continuance of an Event of Default (as defined in the Note), upon written notice by only the Investor to the Asset Manager), and, in each case, the Asset Manager shall cooperate fully and promptly in effecting such transition, including providing all necessary data, documentation, and technical assistance.”

(e) Section 5(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Client and the Investor shall provide the Asset Manager with a list of authorized persons and their specimen signatures from whom the Asset Manager may (subject to the other provisions of Section 3) accept written day-to-day instructions, confirmations or authority under this Agreement (“Proper Instructions”), and the Asset Manager shall be fully protected in relying on such list until notified in writing by the Client or the Investor, as applicable, to the contrary. Each of the Client’s and the Investor’s list of authorized persons is set forth on Schedule C attached hereto. Proper Instructions may be sent via email, Adobe’s Portable Document Format (“PDF”) or other electronic transmission. The Asset Manager shall immediately confirm receipt and authenticity of any Proper Instruction before taking any action thereon.”

(f) Section 5 of the Existing Agreement is hereby amended by adding a new Section 5(c) immediately following Section 5(b) to read as follows:

“(c) Notwithstanding anything to the contrary contained herein, the Asset Manager shall execute the investment decisions forwarded by the VP Treasury in respect of the Account Assets and the Account, whether or not such decisions are in accordance with the Investment Guidelines. The Asset Manager, shall effect such investment decisions as promptly as reasonably practicable following receipt of Proper Instructions in respect thereof, but not later than (x) if such Proper Instructions are delivered to the Asset Manager prior to 2:00 p.m. Israeli Time on a business day, then on such business day, and (y) if such Proper Instructions are delivered to the Asset Manager after 2:00 p.m. Israeli Time on a business day or at any time on a day that is not a business day, then prior to 2:00 p.m. Israeli Time on the next business day. Such Proper Instructions may include, but not be limited to, directing that the Asset Manager buy, sell, exchange, convert, swap, stake, redeem, and otherwise trade in Account Assets (other than securities).”

(g) Section 5 of the Existing Agreement is hereby amended by adding a new Section 5(d) immediately following new Section 5(c) to read as follows:

“(d) Notwithstanding the foregoing or anything herein to the contrary, following the occurrence and during the continuance of an Event of Default (as defined in the Note), all instructions hereunder with respect to the portions of the Account and the Account Assets that constitute Collateral shall be communicated to the Asset Manager by the Investor. The Asset Manager and the Client acknowledge and agree that, following the occurrence and during the continuance of an Event of Default (as defined in the Note), no transfer of, or other action with respect to, any portion of the Account or the Account Assets that constitute Collateral shall be made or taken without the prior written approval of the Investor.”

(h) Section 10 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“10. Client Records, Reports and Transparency.

(a) The Asset Manager shall maintain the books and records pertaining to the management and oversight of the Client Assets throughout the term of this Agreement and for a period of five (5) years after the end of the year in which this Agreement terminates. Such books and records shall be made available for inspection and copying at any time by the Client or the Investor reasonably requested and upon Client’s expense, upon no less than three (3) business days’ prior written notice.

(b) The Asset Manager shall provide to the Client and the Investor, or shall arrange for the Custodian to provide to the Client and the Investor, a real-time dashboard interface including, but not limited to, daily net asset value, weekly exposure and monthly risk and exposure. The Asset Manager shall add additional features and data points to such real-time dashboard interface on an ongoing basis consistent with best market practices provided by other asset managers from time-to-time, within a time frame to be mutually agreed between the Asset Manager and the Client and the Investor, as applicable. In addition, the Asset Manager shall deliver to the Client and the Investor a monthly reconciliation report, certified by an authorized officer of the Asset Manager, detailing all transactions, staking activities, and realized/unrealized gains or losses for accounting and tax reporting purposes.”

(i) Section 13(b) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Beginning on the first (1st) anniversary of the Effective Date, but only with the prior written consent of the Investor, this Agreement may be terminated by either the Client or the Asset Manager for any reason upon at least thirty (30) days’ prior written notice to the other Parties. Additionally, this Agreement may be terminated at any time for Cause by the joint written instruction of the Investor and the Client, upon at least thirty (30) days’ prior written notice to the Asset Manager. Additionally, the Asset Manager may, upon at least sixty (60) days’ prior written notice to the Client and the Investor, resign from its position as Asset Manager; provided that, upon receipt of such notice, the Client and the Investor shall, at the Client’s expense, appoint a successor asset manager reasonably acceptable to the Client and the Investor within forty-five (45) days following receipt of a notice of resignation from Asset Manager. Upon the acceptance of its appointment as successor asset manager hereunder, the person acting as the successor asset manager shall succeed to all the rights, powers, duties and obligations of the resigning Asset Manager and the term “Asset Manager” shall mean such successor asset manager, and the retiring Asset Manager’s appointment, rights, power, duties and obligations as Asset Manager hereunder shall be terminated. Each such notice set forth in this Section 13(b) shall be referred to as a “Termination Notice”.

(j) Section 13 of the Existing Agreement is hereby amended by amending and restating Section 13(e) to read as follows:

“(e) Upon any termination or expiration of this Agreement, the Asset Manager shall promptly cooperate with the Client to remove the Asset Manager’s authority, signatory rights and any other rights with respect to the Account and the Account Assets, and if the Asset Manager shall fail to take such action to effect the foregoing on or prior to the third business day following the Client’s written request therefor, then the Asset Manager hereby acknowledges and agrees that the Client shall be authorized to act as the Asset Manager’s attorney-in-fact to take such action as is necessary or appropriate to remove the Asset Manager’s authority, signatory or other rights with respect to the Account and the Account Assets.”

(k) Section 14 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“14. Notice of Engagement. If the Client enters into any agreement with any investment manager, asset manager or other service provider (a “Competing Asset Manager”) including any agreement with a Competing Asset Manager entered into on or prior to the date hereof, pursuant to which such Competing Asset Manager provides similar services for the Client as those provided by the Asset Manager, the Client shall notify the Asset Manager and the Investor and provide a summary of the terms of such Agreement (which terms may be redacted in order to satisfy any confidentiality obligations to the Competing Asset Manager). Notwithstanding the foregoing, in no event shall the Client enter into or seek to enter into any agreement with a Competing Asset Manager with respect to the portions of the Account and Account Assets constituting Collateral without the prior written consent of the Investor.”

(l) Each of Schedule A and Schedule C attached to the Existing Agreement is hereby amended and restated in its entirety to read as set forth in Annex A attached hereto.

5. Representations, Warranties and Covenants of the Company and Asset Manager. Each of the Company and the Asset Manager hereby represents, warrants and covenants to the Investor as follows:

(a) both immediately before and immediately after giving effect to this Amendment, each of the representations and warranties of such Party set forth in the Existing Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects as of such earlier date (without duplication of any materiality qualifier contained therein));

(b) such Party has all requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under this Amendment and the Amended Agreement;

(c) this Amendment has been duly authorized, executed and delivered on behalf of such Party, and this Amendment constitutes valid and binding obligation of such Party, enforceable against it in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and

(d) this Amendment does not, nor does the performance or observance by such Party of any of the matters and things herein or therein provided for, (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon such Party, (ii) contravene or constitute a default under any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of such Party, or (iii) conflict with, contravene or constitute a default under any indenture or agreement of or affecting such Party or any of its property.

6. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions (the date of satisfaction of such conditions, the “Amendment Effective Date”):

(a) The execution and delivery of this Amendment by the Company, the Asset Manager and the Investor; and

(b) Delivery to the Investor of each other Transaction Document (as defined in the Securities Purchase Agreement), in each case, duly executed by all parties thereto.

7. Ratification of the Agreement; Termination of Amendments. From and after the date hereof, the Existing Agreement shall be deemed to be amended and modified as provided herein, but, except as so amended and modified, the Existing Agreement shall continue in full force and effect and the Existing Agreement and the applicable provisions of this Amendment shall be read, taken and construed as one and the same instrument. This Amendment constitutes a Transaction Document (as defined in the Securities Purchase Agreement). This Amendment, including the amendments to the Existing Agreement effected hereby, shall be effective only during the period commencing on the Amendment Effective Date and continuing until the date on which the Company shall have repaid in full or otherwise satisfied the Outstanding Principal Amount, plus any accrued and unpaid Default Interest thereon (as each such term is defined in the Note), under the Note (such period, the “Effectiveness Period”). Immediately following the Effectiveness Period, without action by any Party, the Amended Agreement shall revert in all respects to read in its entirety as set forth in the Existing Agreement, including, for the elimination of doubt, the Investor no longer being a Party thereto. Notwithstanding the foregoing, the amendments effected by Section 4(f) and Section 4(j) shall continue in full force and effect following the Effectiveness Period.

8. Governing Law; Submission to Jurisdiction; Venue. Sections 16(h) and 16(j) of the Existing Agreement are incorporated herein by reference mutatis mutandis.

9. Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original; all the counterparts for this Amendment shall together constitute one and the same agreement. Electronic signatures (including by DocuSign) and electronically scanned and transmitted signatures (including by email attachment) shall be deemed originals for all purposes of this Amendment.

[Remainder of Page Intentionally Left Blank]

This Amendment is entered into and effective between us for the uses and purposes hereinabove set forth as of the Amendment Effective Date.

COMPANY:

ENLIVEX LTD., as the Company

By:	/s/ Shachar Schlosberger
Name:	Shachar Shlosberger
Title:	Chief Financial Officer

[Signature Page to Joinder and First Amendment to Asset Management Agreement]

ASSET MANAGER:

ELINNOVATION LABS LTD., as the Asset Manager

By:	/s/ David Dadon
Name:	David Dadon
Title:	Chief Executive Officer

[Signature Page to Joinder and First Amendment to Asset Management Agreement]

INVESTOR:

LIND GLOBAL ASSET MANAGEMENT XIV LLC, as the Investor

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Authorized Person

[Signature Page to Joinder and First Amendment to Asset Management Agreement]

Annex A

Amended Schedules to Agreement

Schedule A

List of Wallets

Schedule C

Authorized Person